Exhibit 99.1

                              BancFirst Corporation
                               101 NORTH BROADWAY
                          OKLAHOMA CITY, OKLAHOMA 73102

                                  PRESS RELEASE

      For Immediate Release: Thursday January 26, 2006
      For further information call Joe T. Shockley, Chief Financial Officer
       (405) 270-1003 or David Rainbolt, Chief Executive Officer at (405)
        270-1002

                 BANCFIRST CORPORATION ANNOUNCES 2/1 STOCK SPLIT

      BancFirst Corporation (NASDAQ NMS:BANF) announced that its Board of Directors approved a 2-for-1 stock split of the Company's common stock effected in the form of a stock dividend. The stock will be payable March 1st to shareholders of record as of February 16, 2006. Stockholders will receive one additional share for each share held on that date. David Rainbolt, President and CEO, said "The stock split is a result of the Company's solid growth and strong price performance over the last several years. Over the past three years, our stock price has appreciated over 75%. The 2-for-1 split should increase the trading volume in our stock and make it more accessible to a broader range of investors."

      BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 84 banking locations serving 43 communities across Oklahoma.